Exhibit 99.1

Contact:	Will Davis Director of Investor Relations Phone: (o) 540-946-6930; (c) 917-519-6994 Email: davisw@lumosnet.com

Lumos Networks Corp. Reports First Quarter 2013

Financial Results

In-Line Quarterly Operating Results

Confirms 2013 Revenue and Adjusted EBITDA Guidance

Completes $425 Million Debt Refinancing

Cash Dividend of $0.14 per Share Declared

WAYNESBORO, VA – May 3, 2013 – Lumos Networks Corp. (“Lumos Networks” or “the Company”) (Nasdaq: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for its first quarter of 2013.

Total revenue for the first quarter of 2013 was $52.5 million, compared to $51.4 million for the first quarter of 2012 and $52.7 million in the fourth quarter of 2012. Total Adjusted EBITDA was $24.7 million for the first quarter of 2013, compared to $22.3 million in the first quarter of 2012 and to $23.2 million in the fourth quarter of 2012.

“Our operational momentum and execution continued in the first quarter as our Strategic Data revenue grew approximately 15% year over year and represented nearly 57% of total revenues, up from 50% in the year ago period”, said Tim Biltz, CEO and President of Lumos Networks. “Additionally, I am pleased to announce that on April 30, 2013, we completed our $425 million debt re-financing. I am confident that we will now have the capital ‘runway’ needed to finance continued expansion of our dense fiber network to meet our customer’s demands for fiber-based bandwidth for our key target customers in our Enterprise and Carrier data segments.”

“In the first quarter, our Adjusted EBITDA margin reached 47%, which is nearly 3 percentage points higher than the prior quarter and clearly demonstrates the impact of increased focus on Strategic Data and expense control,” Mr. Biltz continued. “Our adjusted EBITDA grew 11% from the prior year period which is a significant milestone for Lumos Networks.”

Highlights

•

During the quarter, the Company completed 35 fiber to the cell (“FTTC”) installations, reaching a total of 405 as of March 31st. Lumos Networks anticipates that the number of new FTTC installations will grow sequentially in the second quarter and maintains its target of 550-600 total FTTC installations by the end of 2013. The mid-point of this guidance implies approximately 55% year over year growth in total FTTC installations in 2013.

•

On April 30th, Lumos Networks completed its $425 million debt refinancing, which bolstered our balance sheet with approximately $52 million in cash, lowered our blended interest rate and increased our leverage ratio. We believe this new credit facility significantly increases our financial flexibility to handle our capital needs over the next few years. Please see our SEC filing and corresponding press release from April 30th for further details.

•	In the first quarter of 2013, the Company allocated 75% of its total capital expenditures for success-based strategic data revenue projects and maintains its target of 75% for 2013.

•

As a part of our “edge-out” fiber network expansion strategy, Lumos Networks recently signed contracts with two core Enterprise customers and three carrier customers in the Richmond market. We expect the Richmond market to “go live” in the third quarter of 2013.

•

On May 1, 2013, the Board of Directors of Lumos Networks declared a dividend on its common stock in the amount of $0.14 per share to be paid on July 11, 2013 to stockholders of record on June 13, 2013.

Business Outlook

In the second quarter of 2013, the Company expects revenue to be approximately $52 million and adjusted EBITDA approximately $24 million. For the full year 2013, the Company re-iterates its prior guidance for revenue to be in the range of $208 to $212 million and adjusted EBITDA in the range of $94 to $97 million.

Please see the schedules accompanying this release for additional financial guidance, including projected 2013 cash flows and reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Harold L. Covert, CFO, and Will Davis, Director of Investor Relations, to review these financial and operational results and financial guidance will be held at 8:30 A.M. (ET) on May 3, 2013.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks First Quarter 2013 Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-888-317-6016

International: 1-412-317-6016

Canada: 1-855-669-9657

The conference call will be archived and available for replay through May 13, 2013 before 9:00 A.M. (ET) and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Replay pass codes: Conference ID: 10027848

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of approximately 5,800 long haul miles. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income attributable to noncontrolling interests, other expenses/income, equity based compensation charges, acquisition related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring related charges, gain or loss on settlements and gain or loss on interest rate derivatives. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; our ability to achieve benefits from our separation from NTELOS Holdings Corp in 2011; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory developments and carriers grooming their networks; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Income

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

•	Reconciliation of Operating Income to Adjusted EBITDA

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

(In thousands)	March 31, 2013	December 31, 2012
ASSETS
Current Assets
Cash	$2	$2
Restricted cash [1]	5,303	5,303
Accounts receivable, net	23,499	22,676
Other receivables	1,992	2,400
Income tax receivable	463	954
Prepaid expenses and other	4,652	5,136
Deferred income taxes	4,752	3,357

Total Current Assets	40,663	39,828

Securities and investments	425	462

Property, plant and equipment, net	340,506	336,589

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	32,439	34,895
Deferred charges and other assets	4,263	4,448

Total Other Assets	136,999	139,640

Total Assets	$518,593	$516,519

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$2,630	$7,900
Accounts payable	10,496	17,453
Dividends payable	3,058	3,013
Advance billings and customer deposits	13,471	13,527
Accrued compensation	1,754	1,742
Accrued operating taxes	4,381	3,838
Other accrued liabilities	5,495	6,284

Total Current Liabilities	41,285	53,757

Long-Term Liabilities
Long-term debt	309,568	304,325
Retirement benefits	30,024	30,413
Deferred income taxes	64,518	59,313
Other long-term liabilities	3,330	3,500
Income tax payable	665	609

Total Long-term Liabilities	408,105	398,160

Stockholders’ Equity	68,582	64,050

Noncontrolling Interests	621	552

Total Equity	69,203	64,602

Total Liabilities and Equity	$518,593	$516,519

[1]

During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia. The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.

Condensed Consolidated Statements of Income

	Three months ended March 31,
(In thousands, except per share amounts)	2013	2012
Operating Revenues	$52,534	$51,412

Operating Expenses
Network access costs	11,154	11,764
Selling, general and administrative [1]	18,020	18,813
Depreciation and amortization	9,563	9,220
Accretion of asset retirement obligations	31	30
Restructuring charges	40	—

Total Operating Expenses	38,808	39,827

Operating Income	13,726	11,585

Other Income (Expenses)
Interest expense	(3,128)	(2,987)
Gain on interest rate derivatives	187	146
Other income, net	25	8

Income Before Income Tax Expense	10,810	8,752

Income Tax Expense	4,332	3,443

Net Income	6,478	5,309

Net Income Attributable to Noncontrolling Interests	(69)	(22)

Net Income Attributable to Lumos Networks Corp.	$6,409	$5,287

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:
Earnings per share—basic	$0.30	$0.25
Earnings per share—diluted	$0.30	$0.25

Weighted average shares outstanding—basic	21,186	20,850
Weighted average shares outstanding—diluted	21,693	21,237

Cash Dividends Declared per Share—Common Stock	$0.14	$0.14

[1]

Includes equity-based compensation charges related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.0 million for each of the three months ended March 31, 2013 and 2012.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(In thousands)	2013	2012
Cash flows from operating activities
Net income	$6,478	$5,309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,107	6,439
Amortization	2,456	2,781
Accretion of asset retirement obligations	31	30
Deferred income taxes	3,768	3,267
Gain on interest ratederivatives	(187)	(146)
Equity-based compensation expense	1,025	1,011
Amortization of loan origination costs	208	199
Retirement benefits, net of contributions and distributions	(80)	(1,382)
Excess tax benefits from share-based compensation	(78)	—
Other	(20)	(90)
Changes in operating assets and liabilities, net	(2,131)	1,809

Net cash provided by operating activities	18,577	19,227

Cash flows from investing activities
Purchases of property, plant and equipment	(15,032)	(17,369)
Broadband network expansion funded by stimulus grant	(31)	(511)
Change in restricted cash	—	332
Cash reimbursement received from broadband stimulus grant	—	332
Other	—	(27)

Net cash used in investing activities	(15,063)	(17,243)

Cash flows from financing activities
Principal payments on senior secured term loans	(1,875)	(500)
Borrowings from revolving credit facility	3,000	2,066
Principal payments on revolving credit facility	(1,523)	(11,000)
Cash dividends paid on common stock	(3,013)	(2,965)
Principal payments under capital lease obligations	(113)	(172)
Proceeds from stock option exercises and employee stock purchase plan	20	36
Excess tax benefits from share-based compensation	78	—
Other	(88)	6

Net cash used in financing activities	(3,514)	(12,529)

Decrease in cash	—	(10,545)
Cash:
Beginning of period	2	10,547

End of period	$2	$2

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

(Dollars in thousands)	Three months ended:
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Revenue and Adjusted EBITDA
Revenue
Enterprise Data	9,935	9,906	9,662	9,214	8,848
Carrier Data	14,945	14,363	13,001	12,669	12,474
IP Services	4,781	4,730	4,689	4,648	4,549

Total Strategic Data	29,661	28,999	27,352	26,531	25,871
Legacy Voice	14,884	15,399	16,074	16,186	16,744
Access	7,989	8,281	8,551	8,086	8,797

Total Revenue	52,534	52,679	51,977	50,803	51,412
Adjusted EBITDA[1]
Strategic Data	13,723	13,629	12,581	12,330	12,097
Legacy Voice	4,988	3,835	3,808	3,401	4,063
Access	5,984	5,747	5,892	5,375	6,131

Total Adjusted EBITDA	24,695	23,211	22,281	21,106	22,291
Adjusted EBITDA Margin[1]	47.0%	44.1%	42.9%	41.5%	43.4%
Capital Expenditures	15,032	15,956	14,937	11,619	17,369
Adjusted EBITDA less Capital Expenditures	9,663	7,255	7,344	9,487	4,922
Customer and Network Statistics
Customer Statistics
Competitive voice connections [2]	105,695	110,261	112,709	114,930	117,965
RLEC Broadband Customers [3]	15,232	15,181	15,199	15,258	15,100
Total Broadband Connections [3]	42,110	39,950	40,401	37,361	35,974
Video Subscribers	4,666	4,549	4,390	4,192	4,019
Network Statistics
On-Network Buildings [4]	1,235	1,196	1,150	1,091	1,066
Fiber to the Cell Sites [4]	405	370	261	178	155
RLEC Total Access Lines	30,643	31,203	31,708	32,272	32,676

[1]	Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to Total Revenue.
[2]	Includes customer Primary Rate Interface (PRI) line equivalents at 23 lines per PRI. Excludes intercompany PRI lines.
[3]

Includes customers or customer equivalents for DSL, dedicated Internet access, wireless portable broadband, broadband over fiber and metro Ethernet. All revenues from broadband products are recorded in the operating revenues of our strategic data segment.

[4]	Includes statistics for legacy markets only, excluding FiberNet, through March 31, 2013.

Note: Certain prior period revenue amounts have been reclassified to conform with the current year presentation.

Lumos Networks Corp.

Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income

(In thousands)	Three months ended March 31,
	2013	2012
Net income attributable to Lumos Networks Corp.	$6,409	$5,287
Net income attributable to noncontrolling interests	69	22

Net income	6,478	5,309
Interest expense	3,128	2,987
Gain on interest rate derivatives	(187)	(146)
Income tax expense	4,332	3,443
Other income, net	(25)	(8)

Operating income	$13,726	$11,585

Lumos Networks Corp.

Reconciliation of Operating Income to Adjusted EBITDA

(Dollars in thousands)	2013	2012
For The Three Months Ended March 31
Operating Income	$13,726	$11,585
Depreciation and amortization and accretion of asset retirement obligations	9,594	9,250

Sub-total:	23,320	20,835

Amortization of actuarial losses	310	445
Equity based compensation	1,025	1,011
Restructuring charges	40	—

Adjusted EBITDA	$24,695	$22,291

Adjusted EBITDA Margin	47.0%	43.4%

Lumos Networks Corp.

Business Outlook 1 (as of May 3, 2013)

	2013 Guidance [1]
(In millions)	Second Quarter 2013		2013 Annual
Operating Revenues	approximately $	52	$208	to	$212

Adjusted EBITDA	approximately $	24	$94	to	$97

Capital Expenditures	approximately $	16	$65	to	$70

Reconciliation of Operating Income to Adjusted EBITDA
Operating Income	approximately $	12	$44	to	$46
Depreciation and amortization	approximately $	10	$40	to	$41
Equity based compensation charges	approximately $	2		$8
Amortization of actuarial losses				$2

Adjusted EBITDA	approximately $	24	$94	to	$97

[1]

These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements” in the Lumos Networks Corp. first quarter 2013 earnings release dated May 3, 2013.